Exhibit 10.1

JOINDER AND FIRST LOAN MODIFICATION AGREEMENT

This Joinder and First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 23, 2022, by and among (a) SILICON VALLEY BANK, a California corporation, with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“SVB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, a California corporation, as a lender, (c) SVB INNOVATION CREDIT FUND VIII, L.P., a Delaware limited partnership (“SVB Innovation”), as a lender (SVB and SVB Innovation and each of the other “Lenders” from time to time a party to the Loan Agreement (as hereinafter defined) are referred to herein collectively as the “Lenders” and each individually as a “Lender”), (d) AKILI INTERACTIVE LABS, INC., a Delaware corporation with its principal place of business located at 125 Broad Street, 4th Floor, Boston, Massachusetts 02110 (“Existing Borrower”), and (e) AKILI, INC., a Delaware corporation (“New Borrower”) (New Borrower and Existing Borrower, are hereinafter jointly and severally, individually and collectively, “Borrower”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Borrower entered into a certain Amended and Restated Loan and Security Agreement dated as of May 25, 2021, among Borrower, the Lenders and Agent (as may be amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.    JOINDER TO LOAN AGREEMENT. New Borrower hereby joins the Loan Agreement and each of the other appropriate Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and other appropriate Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with the Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower when due under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3.    SUBROGATION AND SIMILAR RIGHTS. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Agent or the Lenders to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent and the Lenders may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement or other Loan Documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent or the Lenders under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise, until the payment in full of the Obligations (other than inchoate indemnity or other obligations which, by their terms, survive termination of the Loan Agreement and the termination of the Loan Documents). Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 3 shall be null and void. If any payment is made to a Borrower in contravention of this Section 3, such Borrower shall hold such payment in trust for Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

4.    GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Agent, for the ratable benefit of the Lenders a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interests in such assets of New Borrower as are consistent with the description of the Collateral set forth on Exhibit A of the Loan Agreement (as if such Collateral were deemed to pertain to the assets of New Borrower), whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s personal property (consistent with the description of Collateral as set forth on Exhibit A of the Loan Agreement), and all New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Agent and the Lenders that are reasonably deemed necessary by Agent and the Lenders in order to grant a valid, perfected first priority security interest to Agent, for the ratable benefit of the Lenders, in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of the Loan Agreement to have superior priority to Agent’s Lien in the Loan Agreement). New Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Agent’s interest or rights hereunder, including a notice that any disposition of the Collateral in contravention of the Loan Agreement, by either Borrower or any other Person shall be deemed to violate the rights of Agent under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Agent’s discretion.

5.    REPRESENTATIONS AND WARRANTIES. New Borrower hereby represents and warrants to Agent and the Lenders that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower was named as “Borrower” in the Loan Documents in addition to Existing Borrower (except to the extent such representations and warranties relate to a specific date which shall be true and correct in all material respects as of such date).

6.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Agent by Borrower pursuant to the Loan Documents, for the ratable benefit of the Lenders, as amended, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

7.    DELIVERY OF DOCUMENTS. Each Borrower hereby agrees that the following documents shall be delivered to Agent prior to or contemporaneously with delivery of this Loan Modification Agreement, each in form and substance satisfactory to Agent and the Lenders:

A.

a secretary’s corporate borrowing certificate for New Borrower with respect to New Borrower’s certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Loan Modification Agreement and the other documents required by Agent and the Lenders in connection with this Loan Modification Agreement;

B.	a long form Certificate of Good Standing for New Borrower certified by the Secretary of State of Delaware;

C.	certificates of Good Standing/Foreign Qualification, as applicable, certified by the Secretary of State (or equivalent agency) for each state in which New Borrower is qualified to do business;

D.	the results of UCC searches for New Borrower indicating that there are no Liens other than Permitted Liens, and otherwise in form and substance satisfactory to Agent and the Lenders;

E.	a Perfection Certificate for New Borrower;

F.	evidence of insurance (on Acord 28 and Acord 25 certificates, together with endorsements to the liability and property policies, as acceptable to Agent and the Lenders;

G.	a First Amendment to and Ratification of Subordination Agreement with Shionogi & Co., Ltd., together with the duly executed signatures thereto;

H.	a legal opinion (authority and enforceability) of New Borrower’s counsel dated as of the Effective Date, together with the duly executed signature thereto; and

I.	such other documents as Agent and the Lenders may have reasonably requested.

8.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2(a) thereof:

“Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the Term A Loan Draw Period, the Lenders, severally and not jointly, shall make term loan advances available to Borrower in an original principal amount of up to Thirty-Five Million Dollars ($35,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1 hereto (each, a “Term A Loan Advance” and, collectively, the “Term A Loan Advances”);”

and inserting in lieu thereof the following:

“Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the Term A Loan Draw Period, the Lenders, severally and not jointly, shall make term loan advances available to Borrower in an original principal amount of up to Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1 hereto (each, a “Term A Loan Advance” and, collectively, the “Term A Loan Advances”);”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2(a) thereof:

“Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the Term C Loan Draw Period, the Lenders, severally and not jointly, shall make term loan advances available to Borrower in an original principal amount of up to Ten Million Dollars ($10,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1 hereto (each, a “Term C Loan Advance” and, collectively, the “Term C Loan Advances”).”

and inserting in lieu thereof the following:

“Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the Term C Loan Draw Period, the Lenders, severally and not jointly, shall make term loan advances available to Borrower in an original principal amount of up to Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1 hereto (each, a “Term C Loan Advance” and, collectively, the “Term C Loan Advances”).”

3	The Loan Agreement shall be amended by inserting the following new Section 9.9, to appear immediately following Section 9.8 thereof:

“    9.9 Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints each other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent or the Lenders to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent and the Lenders may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent or the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise, until the payment in full of the Obligations (other than inchoate indemnity or other obligations which, by their terms, survive termination of the Loan Agreement and the termination of the Loan Documents). Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.9 shall be null and void. If any payment is made to a Borrower in contravention of this Section 9.9, such Borrower shall hold such payment in trust for Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.”

4	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 14.1 thereof:

“    “Akili” is Akili, Inc., a Delaware corporation.”

“    “Interactive” is Akili Interactive Labs, Inc., a Delaware corporation.”

5	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 14.1 thereof:

“    “Borrower” is defined in the preamble hereof.”

“    “Term A Loan Draw Period” is the period of time commencing upon the Effective Date and continuing through the earlier to occur of (a) June 30, 2022; provided, however, that such date shall be September 30, 2022 if the aggregate original principal amount of Term A Loan Advances made by the Lenders on or prior to June 30, 2022 is equal to at least Fifteen Million Dollars ($15,000,000.00) or (b) an Event of Default.”

“    “Term C Loan Draw Period” is the period of time commencing upon the occurrence of the Third Tranche Availability Event and continuing through the earlier to occur of (a) December 31, 2022 or (b) an Event of Default.”

and inserting in lieu thereof the following:

“    “Borrower” means, individually and collectively, jointly and severally, Interactive and Akili.”

“    “Term A Loan Draw Period” is the period of time commencing upon the Effective Date and continuing through the earlier to occur of (a) March 31, 2023 or (b) an Event of Default.”

“    “Term C Loan Draw Period” is the period of time commencing upon the occurrence of the Third Tranche Availability Event and continuing through the earlier to occur of (a) May 31, 2023 or (b) an Event of Default.”

6	Schedule 1 to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 1 hereto.

7	The Compliance Statement appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Statement attached as Schedule 2 hereto.

8	The Payment/Advance Form appearing as Exhibit C to the Loan Agreement is hereby deleted and replaced with the Payment/Advance Form attached as Schedule 3 hereto.

9.    FEES AND EXPENSES. Borrower shall reimburse Agent for all of Agent’s and the Lenders’ reasonable and documented legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents, provided that legal fees (exclusive of expenses) incurred for the documentation of this Loan Modification Agreement, as of the date hereof, shall not exceed Fifteen Thousand Dollars ($15,000.00).

10.    RATIFICATION OF PERFECTION CERTIFICATE.

(a)    Existing Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Existing Borrower dated as of December 22, 2022 (the “Existing Borrower Perfection Certificate”) delivered by Existing Borrower to the Lenders and acknowledges, confirms and agrees that the disclosures and information Existing Borrower provided to the Lenders in such Perfection Certificate have not changed, as of the date hereof.

(b)    In connection with this Loan Modification Agreement, New Borrower has delivered to the Lenders a Perfection Certificate signed by New Borrower dated as of the date of this Loan Modification Agreement (the “New Borrower Perfection Certificate”). New Borrower represents and warrants to the Lenders that: (i) New Borrower’s exact legal name is that indicated on the New Borrower Perfection Certificate and on the signature page hereof; (ii) New Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the New Borrower Perfection Certificate; and (iii) the New Borrower Perfection Certificate accurately sets forth New Borrower’s organizational identification number or accurately states that New Borrower has none; (iv) the New Borrower Perfection Certificate accurately sets forth New Borrower’s place of business, or, if more than one, its chief executive office as well as New Borrower’s mailing address if different, and (v) all other information set forth on the New Borrower Perfection Certificate pertaining to New Borrower is accurate and complete as of the date hereof.

Borrower hereby acknowledges and agree that all references to the Loan Agreement to the “Perfection Certificate” shall mean and included, collectively, the Existing Borrower Perfection Certificate and the New Borrower Perfection Certificate

11.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

12.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

13.    RELEASE BY BORROWER.

A.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Agent, the Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Agent and the Lenders to enter into this Loan Modification Agreement, and that Agent and the Lenders would not have done so but for Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Agent and the Lenders, and Agent and the Lenders are relying thereon, as follows:

1

Except as expressly stated in this Loan Modification Agreement, none of Agent, the Lenders nor any agent, employee or representative of Agent or the Lenders has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Loan Modification Agreement are contractual and not a mere recital.

4

This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Agent and the Lenders, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

14.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Agent and the Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Agent’s and the Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Agent or the Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Agent, the Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Agent and the Lenders in writing. No maker will be released by virtue of this Loan Modification Agreement.

15.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower, Agent, and the Lenders.

16.    COUNTERPARTS. This Loan Modification Agreement may be executed in any number of counterparts (including by PDF or other electronic transmission, or facsimile) and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

EXISTING BORROWER:

AKILI INTERACTIVE LABS, INC.

By	/s/ Santosh Shanbhag
Name:	Santosh Shanbhag
Title:	Treasurer

NEW BORROWER:

AKILI, INC.

By	/s/ Santosh Shanbhag
Name:	Santosh Shanbhag
Title:	Chief Financial Officer

AGENT:

SILICON VALLEY BANK, as Agent

By	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Managing Director

LENDERS:

SILICON VALLEY BANK

By	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Managing Director

SVB INNOVATION CREDIT FUND VIII, L.P., as Lender
By: SVB Innovation Credit Partners VIII, LLC, a Delaware limited liability company, its General Partner

By	/s/ J.P. Michael
Name:	J.P. Michael
Title:	Senior Managing Director

SCHEDULE 1

LENDERS AND COMMITMENTS

TERM A LOAN COMMITMENT

Lender	Term A Loan Commitment	Term A Loan Commitment Percentage
Silicon Valley Bank	$12,500,000.00	50.0%
SVB Innovation Credit Fund VIII, L.P.	$12,500,000.00	50.0%

TOTAL	$25,000,000.00	100.0%

TERM B LOAN COMMITMENT

Lender	Term B Loan Commitment	Term B Loan Commitment Percentage
Silicon Valley Bank	$2,500,000.00	50.0%
SVB Innovation Credit Fund VIII, L.P.	$2,500,000.00	50.0%

TOTAL	$5,000,000.00	100.0%

TERM C LOAN COMMITMENT

Lender	Term C Loan Commitment	Term C Loan Commitment Percentage
Silicon Valley Bank	$10,000,000.00	50.0%
SVB Innovation Credit Fund VIII, L.P.	$10,000,000.00	50.0%

TOTAL	$20,000,000.00	100.0%

SCHEDULE 2

EXHIBIT B

COMPLIANCE STATEMENT

TO:        SILICON VALLEY BANK, as Agent, SVB, and SVB Innovation Fund Date:

FROM:  AKILI INTERACTIVE LABS, INC.

     AKILI, INC.

Under the terms and conditions of the Amended and Restated Loan and Security Agreement by and among Borrower, Agent and the Lenders (the “Agreement”), Borrower is in complete compliance for the period ending                      with all required covenants except as noted below. Attached are the required documents supporting the certification. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	FYE within 180 days	Yes No

Filed 10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Board-Approved Projections	Within 60 days of Borrower’s FYE, and as amended/updated	Yes No

Financial Covenant	Required		Actual	Complies
Maintain as indicated:
Minimum EndeavorRX Revenue (trailing three month)(tested quarterly)	>$	*	$	Yes No N/A

*

As set forth in Section 6.7. Not tested for any Tested Quarter (a) with respect to which Borrower maintained the Minimum Cash Balance ($60,000,000) at all times during the period commencing on the first day of such Tested Quarter through and including the date that is 30 days after the last day of such Tested Quarter, or (b) ending prior to the Funding Date of the first Term B Loan Advance.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement.	Yes	No

Has Borrower maintained unrestricted cash at SVB equal to the lesser of (i) 100.0% of the Dollar value of all of Borrower’s consolidated cash, including any Subsidiaries’, Affiliates’, or related entities’ cash, in the aggregate at all financial institutions, and (ii) 105.0% of the then-outstanding Obligations of Borrower to Agent and the Lenders, at all times during the month ending on the date set forth above?	Yes	No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

I.

Minimum EndeavorRX Revenue (Section 6.7) (tested quarterly for the trailing three month period ending on the last day of each quarter ending on and after the Funding Date of the first Term B Loan Advance)

Required:                      (see chart below)

Quarter Ending	EndeavorRX Revenue
June 30, 2021	$268,450.00
September 30, 2021	$898,275.00
December 31, 2021	$2,106,300.00
March 31, 2022	$4,206,285.00
June 30, 2022	$6,231,108.00
September 30, 2022	$8,312,740.00
December 31, 2022	$10,820,696.00
March 31, 2023	$13,669,909.00
June 30, 2023	$17,355,925.00
September 30, 2023	$21,411,268.00
December 31, 2023*	$25,873,779.00

*	See Section 6.7 for periods ending after December 31, 2023.

Actual:

A.	Revenue (calculated in accordance with GAAP) from Borrower’s EndeavorRx product	$

Is line A equal to or greater than the amount set forth above?

            No, not in compliance             Yes, in compliance            N/A*

*

Not tested for any Tested Quarter (a) with respect to which Borrower maintained the Minimum Cash Balance ($60,000,000) at all times during the period commencing on the first day of such Tested Quarter through and including the date that is 30 days after the last day of such Tested Quarter, or (b) ending prior to the Funding Date of the first Term B Loan Advance.

SCHEDULE 3

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 1:00 p.m. EASTERN TIME

Fax To:	Date:

LOAN PAYMENT:   AKILI INTERACTIVE LABS, INC.

AKILI, INC.

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:

Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Term Loan Advance $

All Borrower’s representations and warranties in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is 1:00 pm, Eastern Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

NY:2453030